                                                                   EXHIBIT 10.36

                                                                  EXECUTION COPY

                   AMENDED AND RESTATED TERM CREDIT AGREEMENT

         THIS TERM CREDIT AGREEMENT (this "Agreement") is made and entered into as of June 22, 2006, by and between STONEPATH HOLDINGS (HONG KONG) LIMITED ("Borrower") and SBI BRIGHTLINE, a Delaware limited liability company, ("Lender"). This Agreement amends and restates that certain Term Credit Agreement, dated as of June 19, 2006, by and between the parties, in its entirety.

                                   WITNESSETH:

         WHEREAS, Lender desires to make a Term Loan to Borrower, and Borrower desires to borrow from Lender the amount of such Term Loan, subject to and in accordance with the terms and conditions set forth herein, and in the Term Note agreement.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the delivery, receipt, and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

         "Business Day" means a day (a) other than Saturday or Sunday, and (b) on which commercial banks are open for business in New York, New York, and Los Angeles, California.

         "Closing Date" means the date each of the conditions precedent set forth in SECTION 5 hereof is fully satisfied.

         "Dollars" and "$" means the lawful currency of the United States of America.

         "Event of Default" has the meaning set forth in SECTION 7.

         "Interest Rate" has the meaning set forth in SECTION 2(c).

         "Maturity Date" has the meaning set forth in SECTION 2(b).

         "Note" has the meaning set forth in SECTION 2(d).

         "Person" means an individual, corporation, limited liability company, partnership, joint venture, trust, unincorporated organization or any other juridical entity.

         "Term Loan" has the meaning set forth in SECTION 2(a).

         2. Amount and Terms of the Term Loan.

                  (a) Term Loan Advance. Subject to the terms and conditions of this Agreement, Lender hereby agrees to make a loan to Borrower (the "Term Loan") on the Closing Date in the principal amount of FOUR MILLION U.S. DOLLARS (U.S.$4,000,000), which amount may be repaid at any time prior to the Maturity Date without premium or penalty, but may not be reborrowed once repaid.



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                  (b) Term. All unpaid principal and accrued but unpaid interest of the Term Loan shall, subject to subsection (c) below, be payable in full on June 19, 2008 (the "Maturity Date").

                  (c) Interest Rate and Interest Payments. Borrower shall pay, interest on the unpaid principal amount of the Term Loan from the Closing Date until the Maturity Date, at a rate equal to ten percent (10.0%) per annum on a basis of a 360 day year (the "Interest Rate"). Subject to Section 2(e) and 2(g) below, interest on the outstanding principal amount of the Term Loan shall be due and payable to Lender, monthly in arrears, on the last Business Day of each calendar month, commencing on the first of such dates following, the Closing Date until the Maturity Date, at which time all accrued but unpaid interest shall be due and payable.

                  (d) Promissory Note. The Term Loan shall be evidenced by a promissory note (the "Note") in the form of Exhibit "A" attached hereto, duly executed and delivered to Lender by Borrower.

                  (e) Interest on Event of Default. Upon the occurrence and during the continuance of an Event of Default, Borrower agrees to pay interest on the entire unpaid principal amount of the Term Loan, as well as on any interest or other amount past due, from the date of such Event of Default until the date the same is cured in full, payable on demand, at a fluctuating rate per annum equal at all times to the Interest Rate plus three percent (3.0%).

                  (f) Manner of Payment. All payments of principal or interest hereunder or under the Note shall be made in United States dollars and delivered to Lender in immediately available funds on the date due at such place as Lender may from time to time designate.

                  (g) Limitation on Interest Rate. In no contingency or event whatsoever shall the aggregate of all amounts deemed interest hereunder and charged or collected by Lender or any holder of the Note exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that Lender has charged or received interest hereunder or under the
Note in excess of the highest applicable rate, the rate in effect hereunder and under the Note shall automatically be reduced to the maximum rate permitted by applicable law and Lender shall apply all interest paid in excess of the maximum lawful rate to the principal balance of the amounts outstanding hereunder and under the Note. It is the intent of the parties hereto that Borrower not pay or contract to pay, and that Lender not receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by Borrower to Lender under applicable law.

         3. Representations and Warranties. In order to induce Lender to enter into this Agreement and to make the Term Loan contemplated hereunder, Borrower hereby represents and warrants to Lender as follows:

                  (a) Legal Status. Borrower is a corporation duly incorporated, validly existing, and in good standing under the laws of Hong Kong. Borrower is qualified or licensed to do business, and is in good standing as a foreign corporation in all jurisdictions in which such



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qualification or licensing is required or in which the failure to so qualify or to be so licensed could have a material adverse effect on Borrower.

                  (b) Authorization and Validity. This Agreement and the Note have been duly authorized, and upon their execution and delivery in accordance with the provisions hereof and thereof will constitute legal, valid and binding agreements and obligations of Borrower, enforceable in accordance with their respective terms.

                  (c) No Conflict. The execution, delivery, and performance by Borrower of this Agreement and the Note do not and will not conflict with the terms of the Certificate of Incorporation or bylaws of Borrower, violate any provision of any judgment, decree or order of any court or governmental authority by which Borrower is bound, or any provision of any law or regulation applicable to Borrower, or result in a breach of or constitute a default under any contract, obligation, indenture, or other instrument to which Borrower is a party or by which Borrower may be bound.

                  (d) No Consents. The execution, delivery, and performance by Borrower of this Agreement and the Note do not and will not require any authorization, approval, or other action by, or notice to or filing with, any governmental authority, regulatory body, or any other person or entity.

                  (e) Use of Proceeds. No proceeds of the Term Loan will be used to acquire any equity security of a class that is registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended. Borrower shall use TWO MILLION U.S. DOLLARS (U.S.$2,000,000) of the Term Loan to satisfy in full Borrower's debts and obligations under (i) the Term Credit Agreement by and between Borrower, Hong Kong League Central Credit Union and SBI Advisors, LLC, a California limited liability company, dated October 27, 2004, and as amended on October 26, 2005, and the note in the principal amount of ONE MILLION U.S. DOLLARS (U.S.$1,000,000) issued in connection therewith, (ii) the Term Credit Agreement by and between Borrower, Hong Kong League Central Credit Union and SBI Advisors, LLC, a California limited liability company, dated February 17, 2006 and the note in the principal amount of FIVE HUNDRED THOUSAND U.S. DOLLARS (U.S.$ 500,000) issued in connection therewith, and (iii) the Term Credit Agreement by and between Borrower, Curried Clover, LLC and SBI Advisors, LLC, dated February 17, 2006 and the note in the principal amount of FIVE HUNDRED THOUSAND U.S. DOLLARS (U.S.$500,000) issued in connection therewith. The other TWO MILLION U.S. DOLLARS (U.S.$2,000,000) of the Term Loan shall be new working capital to be used by Borrower as Borrower deems fit.

                  (f) Margin Stock. Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation G or U issued by the Board of Governors of the Federal Reserve System), and no proceeds of the Term Loan will be used to purchase or carry any margin stock or extend credit to others for the purpose of purchasing or carrying any margin stock, or be used for any purpose which violates or is inconsistent with the provisions of Regulation X of said Board of Governors.



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         4. Covenants. Borrower hereby covenants that until all amounts outstanding hereunder and under the Note have been indefeasibly paid in full, it shall:

                  (a) Punctual Payments. Punctually pay the interest and principal with respect to the Term Loan as provided herein and in the Note.

                  (b) Existence. Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence and comply with the provisions of all documents pursuant to which it is organized and/or which govern its continued existence; maintain all licenses, permits, governmental approvals, rights, privileges, and franchises necessary for the conduct of its business; and conduct its business in an orderly and regular manner and in accordance with all laws, rules, regulations, and orders of any governmental authority having jurisdiction over it or its business.

                  (c) Books and Records. Maintain adequate books and records in accordance with US GAAP consistently applied, and permit any representative agent of Lender, at any reasonable time, to inspect, audit and examine such books and records; to make copies of the same, and to inspect its assets and properties.

         5. Conditions Precedent to Term Loan. The obligation of Lender to make the Term Loan shall be subject to the condition precedent that Lender shall have received each of the following, each in form and substance satisfactory to
Lender:

                  (a) This Agreement, duly executed by the parties hereto;

                  (b) The Note, duly executed by Borrower;

                  (c) A Security Deed, duly executed by the parties hereto;

                  (d) An undertaking by all relevant shareholders of the Borrower to amend the articles of association of the Borrower so that paragraph
(D) of the definition of "Triggering Event" in Article 2 shall be replaced with the following or such other provision as the Lender may consider appropriate:

         "(D) the material breach or default by the Company of any of the material provisions or material obligations of the Company under the Term Credit Agreement dated on or about June 19, 2006 by and between the Company and SBI Brightline, LLC, as amended or modified from time to time. Without prejudice to the generality of the foregoing, any late payment of any interest and/or installment shall be deemed to be a material breach."

                  (e) An undertaking by all relevant shareholders of the Borrower to amend the articles of association of the Borrower to add an additional "Triggering Event" in Article 2 in the event of the Company's payment of dividends on the Preferred Shares in additional Preferred Shares rather than in cash, which event shall result in the right, at the holder's option, to redeem such Preferred Shares at par value (i.e., ONE HUNDRED U.S. DOLLARS (U.S. $100) per share).

                  (f) An undertaking by all relevant shareholders of the Borrower to amend the articles of association of the Borrower to permit the voluntary redemption by Borrower of its Preferred Shares.

         6. Survival of Representations and Warranties. Borrower covenants, warrants and represents to Lender that all representations and warranties of Borrower contained in this Agreement or the Note shall be true at the time of Borrower's execution of this Agreement and the Note, and shall survive the execution, delivery and acceptance thereof by Lender and the parties thereto and the closing of the transactions described therein or related thereto.



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         7. Events of Default. The occurrence of any of the following shall constitute an "Event of Default" and shall, at the option of Lender, require immediate payment in full of all sums then remaining unpaid hereunder and under the Note:

                  (a) Failure to Pay the Note. The failure of Borrower to pay any principal, interest or other amount due under the Note when due and payable.

                  (b) Breach of Covenant, Representation or Warranty. The failure of Borrower to perform or observe any covenant, condition or agreement contained in this Agreement (other than the payment obligations, the breach of which shall be governed by subsection (a) above) where such failure is not cured within ten (10) Business Days after receipt of written notice thereof from Lender, or any representation or warranty made or deemed made under or in connection with this Agreement that was false or misleading in any material respect when made.

                  (c) Non-Payment of Indebtedness. Borrower shall default in the payment when due of any indebtedness for borrowed money if the effect of any such default is to cause or permit the acceleration of such indebtedness, or to permit the holder of the note evidencing such indebtedness to cause the same to become due prior to its stated maturity.

                  (d) Insolvency. Borrower shall become insolvent; admit in writing its inability to pay its debts as they mature; make an assignment for the benefit of creditors; or if bankruptcy proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against it and, if instituted against it, the same is not dismissed within thirty (30) days of the filing thereof.

                  (e) Dissolution. Any order, judgment, or decree shall be entered against Borrower decreeing its involuntary dissolution or split up and such order shall remain undischarged and unstayed for a period in excess of thirty (30) days; or Borrower shall otherwise dissolve or cease to exist.

                  (f) Cross Default. Any default by Stonepath Group, Inc., or any of its domestic subsidiaries under the several agreements with Laurus Master Fund, Ltd. ("Laurus"), dated August 31, 2005 (the "Laurus Agreements"), which is not waived by Laurus within thirty (30) days thereof, including, but not limited to any failure to pay any principal, interest or other amount due, when due and payable under the Laurus Agreements.

         8. Conversion of Preferred Shares. Following the effectiveness of the amendment in Section 5(e) above, immediately upon any default by Stonepath Group, Inc., or any of its domestic subsidiaries under the several agreements with Laurus Master Fund, Ltd., dated August 31, 2005 (the "Laurus Agreements"), including, but not limited to any failure to pay any principal, interest or other amount due, when due and payable under the Laurus Agreements, Borrower shall permit Hong Kong League Central Credit Union ("HKLCCU") to redeem the thirty thousand (30,000) shares of the Borrower's Preferred Shares issued to HKLCCU pursuant to an Exchange Agreement dated October 7, 2005, by and among Borrower, STONEPATH GROUP, INC., HKLCCU, and SBI ADVISORS, LLC, at par value (i.e., ONE HUNDRED U.S. DOLLARS (U.S.$100) per share), if such shares remain outstanding at that time.



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         9. Remedies. If an Event of Default shall occur, all amounts outstanding hereunder or under the Note, notwithstanding any term of this Agreement or the Note to the contrary, shall at Lender's option and without notice to Borrower become immediately due and payable, without presentment, demand, protest or notice of dishonor, all of which are hereby expressly waived by Borrower. All rights, powers and remedies of Lender in connection with this Agreement and the Note may be exercised at any time by Lender and from time to time after the occurrence of an Event of Default, are cumulative and not exclusive, and shall be in addition to any other rights, powers or remedies provided by law or equity.

         10. Miscellaneous.

                  (a) Failure or Indulgence Not Waiver. No failure or delay on the part of Lender, or any holder of the Note in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof or of any other right, power or privilege.

                  (b) Modification. No modification, amendment or waiver of any provision of this Agreement or the Note, nor the consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall have been approved by Lender and shall be in writing signed by Lender and, with respect to any amendment, Borrower. Such waiver or consent shall then be effective only in the specific instance and for the purpose for which given. No notice to or demand on Borrower in any case shall entitle Borrower to any other or further notice or demand in the same, similar or other circumstances.

                  (c) Notices. Except as otherwise expressly provided herein, any notice herein required or permitted to be given shall be in writing and shall be deemed effective when personally delivered, mailed, telecopied (with a confirming copy sent by mail) or delivered by telex to the appropriate party at the address set forth below (or at such other address as may be designated by either party in a written notice sent in accordance with this Section):

                  If to Borrower:   Stonepath Holdings (Hong Kong) Limited
                                    Unit 2602, 26th Floor, Miramar Tower
                                    132 Nathan Road, Tsimshatsui, Kowloon
                                    Hong Kong

                  with a copy to:   Stonepath Group, Inc.
                                    2200 Alaskan Way, Suite 200
                                    Seattle, WA 98121
                                    Attention: Corporate Counsel
                                    Telecopy No.: 206-336-5401

                  If to Lender:     SBI Brightline, LLC
                                    610 Newport Center Drive, Suite 1205
                                    Newport Beach, CA 92660
                                    Telecopy No.: 949-679-7280



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         (d) Severability. In case any provision in this Agreement or the Note shall be invalid, illegal or unenforceable, such provision shall be severable from the remainder of such contract and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         (e) Applicable Law. This Agreement and the Note, and the rights and obligations of the parties thereto, shall be governed by the laws of Hong Kong and the parties hereby submit to the non-exclusive jurisdiction of the courts of Hong Kong.

         (f) Assignability. Borrower shall not assign its rights or obligations hereunder, or under the Note to any other Person without the prior written consent of Lender, and any attempted assignment in violation hereof shall be null and void ab initio. Lender shall have the right to freely assign its rights and obligations hereunder and no consent or approval from Borrower is required in connection with any such assignment.

         (g) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         (h) Section Headings. The various headings used in this Agreement are inserted for convenience only and shall not affect the meaning or interpretations of this Agreement or any provision hereof.

         (i) Attorneys' Fees. In the event any party institutes any action or proceeding to enforce the terms and conditions of this Agreement or the Note, the prevailing party shall be entitled to reasonable attorneys' fees and costs.

         (j) WAIVER OF TRIAL BY JURY. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE NOTE OR THE SUBJECT MATTER HEREOF AND THEREOF OR ANY DOCUMENT RELATING HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING OR WHETHER IN CONTRACT, TORT OR OTHERWISE.

         (k) Integration. This Agreement, the Note, and the Security Deed reflect the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, whether before or after the date hereof.





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         IN WITNESS WHEREOF, the parties hereto do execute this Agreement as of the date first above written.

                                   "BORROWER"

                                   STONEPATH HOLDINGS
                                   (HONG KONG) LIMITED


                                   By: /s/ ROBERT AROVAS
                                       -----------------------------------------
                                   Name: Robert Arovas
                                         ---------------------------------------
                                   Its: President and Chief Financial Officer
                                        ----------------------------------------



                                   "LENDER"

                                   SBI BRIGHTLINE, LLC


                                   By: /s/ SHELLY SINGHAL
                                       -----------------------------------------
                                   Name: Shelly Singhal
                                         ---------------------------------------
                                   Its: Managing Member
                                        ----------------------------------------




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                                                                  EXECUTION COPY



                                    EXHIBITS


                             Exhibit "A" - Term Note

                                                                  EXECUTION COPY


                                    EXHIBIT A

                          TO THE TERM CREDIT AGREEMENT

                                FORM OF TERM NOTE

                                    TERM NOTE


                                                                       Hong Kong
U.S.$4,000,000                                                     June 19, 2006

         FOR VALUE RECEIVED, the undersigned, STONEPATH HOLDINGS (HONG KONG) LIMITED, a Hong Kong corporation (the "Borrower"), HEREBY UNCONDITIONALLY PROMISES TO PAY to the order of SBI BRIGHTLINE, a Delaware limited liability company (the "Lender"), without offset or counterclaim, the principal sum of FOUR MILLION U.S. DOLLARS (U.S.$4,000,000) on or before the Maturity Date (as such term is defined in the Credit Agreement referred to below). The Borrower further promises to pay interest on the Term Loan outstanding hereunder from time to time at the interest rates, and payable on the dates, set forth in the Credit Agreement referred to below. This Term Note may be prepaid at any time prior to the Maturity Date without premium or penalty.

         1. Payment. Both principal and interest are payable in lawful money of the United States of America and in immediately available funds to the Lender at 610 Newport Center Drive, Suite 1205, Newport Beach, CA 92660, or such other place as the Lender may designate in writing to the Borrower from time to time.

         2. Record Keeping. The Lender shall record the amount of principal and interest due and payable from time to time hereunder, each payment thereof and the resulting unpaid principal balance hereof, in the Lender's internal records, and any such recordation shall be rebuttable presumptive evidence of the accuracy of the information so recorded; provided, however, that the Lender's failure so to record shall not limit or otherwise affect the obligations of the Borrower hereunder and under the Credit Agreement to repay the principal of and interest on the Term Loan.

         3. Credit Agreement. This Term Note is the Note referred to in, and is subject to and entitled to the benefits of, that certain Term Credit Agreement, dated of even date herewith (as amended, modified, renewed or extended from time to time, the "Credit Agreement") between the Borrower, the Lender and certain other parties thereto. Unless otherwise defined herein, capitalized terms used herein shall have the respective meanings assigned to them in the Credit Agreement. The Credit Agreement provides, among other things, for acceleration (which in certain cases shall be automatic) of the maturity hereof upon the occurrence of certain stated events, in each case without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived.

         4. Limitation on Interest Rate. In no contingency or event whatsoever shall the aggregate of all amounts deemed interest hereunder or under the Credit Agreement and charged



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

or collected by the Lender or any holder of this Term Note exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that the Lender has charged or received interest hereunder or under the Credit Agreement in excess of the highest applicable rate, the rate in effect hereunder and under the Credit Agreement shall automatically be reduced to the maximum rate permitted by applicable law and the Lender shall apply all interest paid in excess of the maximum lawful rate to reduce the principal balance of the amounts outstanding hereunder and under the Credit Agreement. It is the intent of the parties hereto that the Borrower not pay or contract to pay, and that the Lender not receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of the maximum rate of interest that may be paid by the Borrower to the Lender under applicable law.

         5. Governing Law. THIS TERM NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF HONG KONG AND BORROWER HEREBY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF HONG KONG.

                                          STONEPATH HOLDINGS (HONG KONG) LIMITED


                                          By: /s/ ROBERT AROVAS
                                              ----------------------------------

                                          Name: Robert Arovas
                                                --------------------------------

                                          Its: President and Chief Financial
                                               Officer
                                               ---------------------------------



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